                                                                     Exhibit 3.2

                       COLORADO BUSINESS BANKSHARES, INC.

                          AMENDED AND RESTATED BYLAWS

                                   ARTICLE I
                                   ---------
                            MEETINGS OF SHAREHOLDERS
                            ------------------------

Section 1.1    Annual Meeting. The regular annual meeting of the shareholders of
               --------------
Colorado Business Bankshares, Inc. (the "Corporation") for the election of directors and the transaction of whatever other business may properly come before the meeting, shall be held at 821 Seventeenth Street, City of Denver, State of Colorado at 2:00 p.m., on the third Wednesday of May each year, or such other date, place and time as may be designated by the Board of Directors of the Corporation (the "Board"), the Chair of the Board (the "Chair") or the President. If such day is a legal holiday, then the meeting shall be held on the next succeeding business day at the same hour. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the Corporation. If the election of directors shall not be held on the day designated herein for any meeting of the shareholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 1.2    Special Meetings.  Except as otherwise specifically provided by
               ----------------
statute, special meetings of the shareholders may be called for any purpose at any time by the President, the Chair, the Board, or by shareholders owning, in the aggregate, not less than l0% of the common stock of the Corporation.
Written notice of such special meeting, stating the date, time, place and purposes thereof shall be delivered personally or by mailing, postage prepaid, not less than 10 days prior to said meeting, to each shareholder entitled to vote thereat, at his/her address appearing on the books of the Corporation on the date the notice is sent.

Section 1.3    Nominations for Director.  Nominations for election to the Board
               ------------------------
may be made by the Board or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 60 days nor more than 90 days prior to any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known to the notifying shareholders: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the name and residential address of the notifying shareholder; (d) the number of shares expected to be voted in favor of the proposed nominee. Nominations not made in accordance herewith, may be disregarded by the Chair of the meeting, who may instruct the vote tellers to disregard all votes cast for each such nominee.

Section 1.4    Proxies.  At all meetings of shareholders, a shareholder may vote
               -------
by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a facsimile or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the

Corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the Secretary of the Corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the Corporation and is valid for eleven months, unless a different period is expressly provided in the appointment form or similar writing.

     Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

     Revocation of a proxy does not affect the right of the Corporation to accept the proxy's authority unless (i) the Corporation had notice that the proxy was coupled with an interest and notice that such interest is extinguished is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or
(ii) other notice of the revocation of the appointment is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercise his or her authority under the appointment. Other notice of revocation may, in the discretion of the Corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

     The Corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

Section 1.5    Quorum.  A majority of the outstanding shares of capital stock
               ------
entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but, in the event that a quorum is not present, less than a quorum may adjourn any meeting for up to 60 days without further notice, from time to time, until a quorum is represented. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law, these Bylaws, or by the Corporation's Articles of Incorporation. Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

                                   ARTICLE II
                                   ----------

                                   DIRECTORS
                                   ---------

Section 2.1    Board of Directors.  The Board shall have power to manage and
               ------------------
administer the business and affairs of the Corporation and establish its policy. All corporate powers of the Corporation shall be vested in and may be exercised by said Board.

Section 2.2    Number. The number of directors of the Corporation which shall
               ------
constitute the entire Board of Directors shall not be less than three directors. The exact number of directors shall be fixed from time to time by a resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes (hereinafter referred to as "Class I," "Class II" and "Class III," respectively), as nearly equal in number as possible, with respect to the time for which they shall severally hold office. The initial Class I directors shall hold office until the first annual meeting of shareholders after their election, and subsequent Class I directors shall hold office for a term of three years. The initial Class II directors shall hold office until the second annual meeting of shareholders after their election, and subsequent Class II directors shall hold office for a term of three years. The initial Class III directors shall hold office until the third annual meeting of shareholders after their election, and subsequent Class III directors shall hold office for a term of three years. Each director elected shall hold office until his or her successor is duly elected and qualified. Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote for the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 2.2.

Section 2.3    Organizational Meeting.  The directors-elect shall meet for the
               ----------------------
purpose of organizing the new Board and electing and appointing officers for the succeeding year, on the day of the election, or as soon thereafter as is practicable.

Section 2.4    Regular Meetings.  Regular meetings of the Board shall be held as
               ----------------
determined by resolution of the Board. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next business day unless the Board shall designate some other day.

Section 2.5    Special Meetings.  Special meetings of the Board may be called by
               ----------------
the Chair, Vice-Chair, President or at the request of two or more directors. Each member of the Board shall be given notice stating the time, place and purpose, by telephone, telegram, letter, facsimile or in person, of each such special meeting.

Section 2.6    Quorum.  A majority of the full Board shall constitute a quorum
               ------
at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.7    Vacancies.  Vacancies on the Board may be filled by an
               ---------
affirmative vote of the majority of the remaining directors for the remainder of the vacant unexpired term.

Section 2.8    Voting.  Approval of an issue properly before the Board will
               ------
require approval of a majority of those Directors present at the meeting, unless otherwise required by these Bylaws, the Articles of Incorporation, by law, or by resolution of the Board.

                                  ARTICLE III
                                  -----------

                            COMMITTEES OF THE BOARD
                            -----------------------

Section 3.1    Executive Committee.  An Executive Committee composed of two or
               -------------------
more directors may be established by resolution of a majority of the full Board, which shall have and may exercise all powers of the Board which are lawfully delegated to it.

Section 3.2    Audit Committee.  There shall be an audit committee of no less
               ---------------
than three directors, appointed annually by the Board, to make appropriate examinations of the affairs of the Corporation and to report thereon to the Board at least once per year. The Committee shall monitor and periodically report on the condition of the Corporation and the adequacy of internal controls and accounting procedures.

Section 3.3    Other Committees.  The Board of Directors may appoint, from time
               ----------------
to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

                                   ARTICLE IV
                                   ----------
                             OFFICERS AND EMPLOYEES
                             ----------------------

Section 4.1    Chair and Vice Chair.  The Board shall elect one of its members
               --------------------
to be Chair of the Board to serve at the pleasure of the Board. Such person shall preside at all meetings of the Board. The Chair of the Board shall supervise the carrying out of the policies adopted or approved by the Board; have the specific powers conferred by these Bylaws; and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board. The Vice Chair shall serve in the absence of the Chair and shall have full authority of the Chair in such instances.

Section 4.2    President.  The Board shall appoint a President who shall have
               ---------
general executive powers, and shall have, and may exercise, any and all other powers and duties pertaining by law, regulation, or practice to the office of President, or imposed by these Bylaws. The President shall also have, and may exercise, such further powers and duties as from time to time may be conferred or assigned by the Board.

Section 4.3    Secretary.  The Board shall appoint a Secretary who shall keep
               ---------
accurate minutes of all meetings of the shareholders, the Board or any committee thereof, shall attend to the giving of all notices required by these Bylaws, shall be custodian of the corporate seal, records, documents and papers, and may exercise any powers or duties pertaining by law, regulation or practice to the office of the Secretary, imposed by these Bylaws or assigned by the Board, the Chair or the President.

Section 4.4    Treasurer.  The Board shall also appoint a Treasurer who shall be
               ---------
responsible for the keeping of proper books and financial records of all transactions of the Corporation, filing required reports to taxing and regulatory agencies, and who may exercise any other powers and duties pertaining by law, regulation or practice to the office of Treasurer, imposed by these Bylaws or assigned by the Board, the Chair or the President.

Section 4.5    Other Officers.  The Board may appoint Vice Presidents,
               --------------
Secretaries or Treasurers, and other officers and Attorneys-in-fact as from time to time may be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be assigned to them by the Board, the Chair or the President.

Section 4.6    Tenure of Office.  The President and all other officers shall
               ----------------
hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of President shall be filled promptly by the Board.

Section 4.7    Election of Board Officers and Appointment of Committee Chairs.
               --------------------------------------------------------------
The offices of Chair and Vice Chair shall be elected by the Board. Chairs of committees shall be appointed by the Chair and ratified by the Board annually. Should a vacancy occur, it may be filled by a majority vote of the full Board at the next regularly scheduled Board meeting.

Section 4.8    Removal of an Officer.  A majority of the full Board shall have
               ---------------------
the authority to remove an officer when it reasonably determines that the person has acted in dereliction of his or her duties or taken any action which is unauthorized or contrary to the best interests of the Corporation.

                                   ARTICLE V
                                   ---------
                    EXECUTION OF INSTRUMENTS; LOANS; PROXIES
                    ----------------------------------------

Section 5.1    Execution of Instruments.  The proper officers of the Corporation
               ------------------------
shall have power to execute and deliver on behalf and in the name of the Corporation any instrument requiring the signature of the Corporation or an officer of the Corporation, except as otherwise provided in these Bylaws or where the execution and delivery thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. Unless authorized so to do by these Bylaws or by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation in any way, to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

Section 5.2    Loans.  No loan shall be contracted on behalf of the Corporation,
               -----
and no evidence of indebtedness shall be issued, endorsed or accepted in its name, unless authorized by the Board. Such authority may be general or confined to specific instances. The officers so authorized may effect loans at any time for the Corporation from any entity and may execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, when authorized, may, as security for the payment of any loans (and any obligations incident thereto) of the Corporation, mortgage, pledge, or otherwise encumber any real or personal property, or any interest therein, at any time owned or held by the Corporation, and to that end may execute and deliver such instruments as may be necessary and proper.

Section 5.3    Proxies.  Unless otherwise provided by resolution adopted by the
               -------
Board, the President or Secretary may, from time to time, appoint one or more agents or attorneys-in-fact of the Corporation to cast the votes which the Corporation is entitled to cast on behalf of the Corporation as the holder of stock or other securities in any other Corporation, association or other entity whose stock or other securities are held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, association, or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, association, or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name and on behalf of the Corporation, all such written proxies or other instruments as may be necessary and proper.

                                   ARTICLE VI
                                   ----------

                          STOCK AND STOCK CERTIFICATES
                          ----------------------------

Section 6.1    Transfers.  Every holder of stock shall be entitled to a
               ---------
certificate in a form required by law and approved by the Board. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his/her shares, succeed to all rights of the prior holder of such shares.

Section 6.2    Stock Certificates.  Certificates of stock shall bear the
               ------------------
signature of the Chief Executive Officer or President (which may be engraved, printed or impressed), and shall be signed manually by any officer appointed by the Board for that purpose, and the seal of the Corporation shall be engraven thereon. Each certificate shall recite on its face that the stock represented hereby is transferable only upon the books of the Corporation upon proper endorsement.


                                  ARTICLE VII
                                  -----------

                                 CORPORATE SEAL
                                 --------------

The President, Secretary, or Treasurer, or other officer thereunto designated by the Board, shall have authority to affix the Corporate seal to any document requiring such seal, and to attest the same.


                                  ARTICLE VII
                                  -----------

                                  FISCAL YEAR
                                  -----------

The Fiscal Year shall be the calendar year.


                                   ARTICLE IX
                                   ----------

                                     BYLAWS
                                     ------

Section 9.1    Inspection.  A copy of the Bylaws, with all amendments thereto,
               ----------
shall at all times be kept in a convenient place at the Office of the Corporation, and shall be open for inspection to all shareholders during normal business hours.

Section 9.2    Amendments.  The Bylaws may be amended, altered or repealed, at
               ----------
any regular meeting of the Board by a vote of a majority of the full Board.


                                   ARTICLE X
                                   ---------

                                INDEMNIFICATION
                                ---------------

10.1 Definitions. As used in this Article X, the following terms shall have the
     -----------
definitions stated:

          (a) "Director" means an individual who is, or was, a director of the Corporation, and an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by such individual to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context otherwise requires, the estate or personal representative of a Director.

          (b) "Expenses" includes attorneys' fees

          (c) "Liability" means an obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable Expense incurred with respect to a proceeding.

          (d) "Official Capacity," when used with respect to a Director, means the office of director in the Corporation, and when used with respect to an individual other than a director, means the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official Capacity" does not include service for any other foreign or domestic corporation or for any partnership, joint venture, trust, other enterprise, or employee benefit plan.

          (e) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (f) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

10.2 Standards of Conduct.
     --------------------

          (a) Except as provided below in Section 10.2(d) hereof, the Corporation may indemnify a person made a Party to a Proceeding because the person is or was a Director against Liability incurred in the Proceeding if:

               (i)   the person conducted himself or herself in good faith;

               (ii)  the person reasonably believed:

                     (A) in the case of conduct in an Official Capacity with the
                         Corporation, that his or her conduct was in the Corporation's best interests, and

                     (B) in all other cases, that his or her conduct was at
                         least not opposed to the Corporation's best interests; and

               (iii) in the case of any criminal Proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

          (b) A Director's conduct with respect to an employee benefit plan for a purpose the Director reasonably believed to be in the interest of the participants in, or beneficiaries of, the plan is conduct that satisfies the requirement of Section 10.2(a)(ii)(B) hereof. A Director's conduct with respect to an employee benefit plan for a purpose that the Director did not reasonably believe to be in the interests of the participants in, or beneficiaries of, the plan shall be deemed not to satisfy the requirements of Section 10.2(a)(i) hereof.

          (c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon the pleading of nolo contendere or its equivalent, is not, of itself, determinative that the Director did not meet the standard of conduct set forth in this Section 10.2.

          (d) The Corporation may not indemnify a Director under this Section 10.2:

              (i) in connection with a Proceeding by, or in the right of, the Corporation in which the Director was adjudged liable to the Corporation; or

              (ii) in connection with any Proceeding charging that the Director derived an improper personal benefit, whether or not involving action in an Official Capacity, in which Proceeding the Director was adjudged liable on the basis that he or she derived an improper personal benefit.

          (e) Indemnification permitted under this Section 10.2 in connection with a Proceeding by, or in the right of, the Corporation is limited to reasonable Expenses incurred in connection with the Proceeding.

10.3 Mandatory Indemnification. The Corporation shall indemnify a person who was
     -------------------------
wholly successful, on the merits or otherwise, in defense of any Proceeding to which the person was a party because the person is, or was, a Director, against reasonable Expenses incurred by such Director in connection with the Proceeding.

10.4 Advance of Expenses to Directors. The Corporation may pay for or reimburse
     --------------------------------
the reasonable Expenses incurred by a Director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if:

          (a) The Director furnishes the Corporation a written affirmation of such Director's good faith belief that he or she has met the standard of conduct described in Section 10.2 hereof;

          (b) The Director furnishes the Corporation a written undertaking, executed personally or on the Director's behalf, to repay the advance if it is determined that he or she did not meet such standard of conduct; and

          (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article X.

10.5 Application to Court for Indemnification. A Director who is, or was, a
     ----------------------------------------
Party to a Proceeding may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

          (a) If it determines that the Director is entitled to mandatory indemnification under Section 10.3 hereof, the court shall order indemnification, in which case the court shall also order the Corporation to pay the Director's reasonable Expenses incurred to obtain court-ordered indemnification.

          (b) If it determines that the Director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not such Director met the standard of conduct set forth in Section 10.2 hereof, or was adjudged liable in the circumstances described in Section 10.2(d) hereof, the court may order such indemnification as the court deems proper; except that the indemnification with respect to any Proceeding in which liability shall have been adjudged in the circumstances described in Section 10.2(d) is limited to reasonable Expenses incurred in connection with the Proceeding and reasonable Expenses incurred to obtain court-ordered indemnification.

10.6 Award of Indemnification.
     ------------------------

          (a) The Corporation may not indemnify a Director under Section 10.2 hereof unless authorized in the specific case after a determination has been made that indemnification of the Director is permissible in the circumstances because such Director has met the standard of conduct set forth in said Section 10.2.

          (b) The determination required to be made by this Section 10.6 shall be made:

              (i) By the Board by a majority vote of a quorum, which quorum shall consist of Directors not Parties to the Proceeding; or

              (ii) If a quorum cannot be obtained, by a majority vote of a committee of the Board designated by the Board, which committee shall consist of two or more Directors not Parties to the Proceeding; except that Directors who are Parties to the Proceeding may participate in the designation of Directors for the committee.

          (c) If the quorum cannot be obtained or the committee cannot be established under subparagraphs (b)(i) or (b)(ii) above, or even if a quorum is obtained or committee designated if such quorum or committee so directs, the determination required to be made by this Section 10.6 shall be made by:

              (i) independent legal counsel selected by a vote of the Board or of the committee in the manner specified in subparagraph (b)(i) or (b)(ii) above, or, if a quorum of the full Board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority of the full Board, or

              (ii) by the shareholders.

          (d) Authorization of indemnification and advance of expenses shall be made in the same manner as the determination that indemnification or advance of expenses is permissible; except that, if the determination that indemnification or advance of expenses is permissible is made by independent legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by the body that selected such counsel.

          (e) In accordance with this Section 10.6, the Corporation may pay or reimburse expenses incurred by a director in connection with his appearance as a witness in a Proceeding at a time when he has not been made a named defendant or respondent in the Proceeding.

10.7 Indemnification of Non-Directors.
     --------------------------------

          (a) An officer of the Corporation who is not a Director is entitled to mandatory indemnification pursuant to Section 10.3 hereof and is entitled to apply for court-ordered indemnification pursuant to Section 10.5 hereof in each case to the same extent as a Director;

          (b) The Corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the Corporation who is not a Director to the same extent as a Director; and

          (c) The Corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the Corporation who is not a Director to a greater extent if consistent with law and if provided for by its Bylaws, general or specific action of its Board or shareholders, or contract.

10.8 Insurance. The Corporation may purchase and maintain insurance on behalf of
     ---------
a person who is, or was, a Director, officer, employee, fiduciary, or agent of the Corporation or who, while a Director, officer, employee, fiduciary, or agent of the Corporation, is, or was, serving at the request of the Corporation as a Director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or of any partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
Article X. Any such insurance may be procured from any insurance company designated by the Board of the Corporation, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has equity or any other interest, through stock ownership or otherwise.

10.9 Notice to Shareholders of Indemnification of Director.  If the Corporation
     -----------------------------------------------------
indemnifies or advances expenses to a Director under this Article X in connection with a Proceeding by, or in the right of, the Corporation, the Corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the Board, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

10.10     Nonexclusive. The provisions provided herein with regard to
          ------------
indemnification shall not be construed as a limitation on indemnification. Indemnification shall at all times be allowed to the fullest extent as is now, or in the future, provided for under the Colorado Business Corporation Act, as amended.

10.11     Limits on Indemnification. Indemnification shall not be permitted for
          -------------------------
Expenses, penalties, or other payments incurred in connection with an administrative Proceeding or action instituted by a regulatory agency which Proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the institution.

In addition, advance payment to indemnified parties for legal and other fees related to administrative Proceedings and actions instituted by a regulatory agency shall not be permitted.

                                       21